UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 29, 2013

Global Arena Holding, Inc.

(Exact name of registrant as specified in its charter)

Delaware	000-49819	33-0931599
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

708 Third Avenue

New York, NY 10017

(Address of principal executive offices)

Registrant's telephone number, including area code: (212) 508-4700

 (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On January 29, 2013, the Company entered into an Agreement of Sale with Marc Goldin and MGA International Brokerage LLC to purchase 66.67% of the aggregate outstanding member interests of MGA International Brokerage LLC, a New York limited liability company.  Goldin is the sole member of MGA.

Pursuant to the Agreement of Sale, the parties agreed as follows:

(A)

Goldin shall sell 66.67% of its member interests in MGA to Global Arena in exchange for 300,000 options to purchase Global Arena common shares.  Each option shall be exercisable into one common share of Global Arena at the exercise price of $.25 per common share.  The exercise period shall be for one year.

(B)

Global Arena and Goldin shall enter into a profit sharing agreement relating to the services of Goldin provided to MGA as described below.

•

Recurring revenues, net of expenses, established prior to the date of this Agreement of Sale shall be allocated 100% to Goldin.

•

New revenues, net of expenses, established after the date of this Agreement of Sale shall be allocated as follows:

(i)

Initiated and introduced solely by Goldin - (a) 90% to Goldin and (b) 10% to Global Arena.

(ii)

All revenues co-introduced - (a) 50% to Global Arena and (b) 50% to Goldin.

The expenses shall include, but not be limited to, execution and clearing fees, overnight delivery charges, commissions to brokers, etc.

(C)

MGA shall appoint Goldin as Chairman of the Board of Directors, Chief Executive Officer and President.  MGA and Goldin shall enter into an employment agreement as appropriate.

 (D)

Goldin reserves the right to unwind this transaction at any time with thirty (30) days written notice as follows:

•

Global Arena will return all of its member interests in MGA to Goldin.  Simultaneously, Goldin shall return any unexercised options and any Global Arena common shares issued upon exercise of any options.

•

Any recurring revenue (excluding revenue introduced and initiated by Goldin) will survive the unwinding process and will be paid pursuant to the paragraph (B) described above.

The descriptions of certain terms of the Agreement of Sale set forth herein do not purport to be complete and are qualified in their entirety by the provisions of the Agreement of Sale, a copy of which was attached as Exhibit 10 hereto.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits:

Exhibit 10

Agreement of Sale dated January 29, 2013 by and between the registrant, Marc Goldin and MGA International Brokerage LLC

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Global Arena Holding, Inc.

Dated: January 31, 2013

/s/Joshua Winkler

Joshua Winkler

Chief Executive Officer

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